                                                                      Exhibit 21


  Name of Entity                                Jurisdiction of Organization                    Ownership Interest
  ----------------------------------------------------------------------------------------------------------------

  Eagle Bancorp, Inc. - Registrant                       Maryland
      EagleBank                                          Maryland                                        100%
          Eagle Land Title, LLC                          Maryland                                        100%
      Bethesda Leasing LLC                               Maryland                                        100%













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